As filed with the Securities and Exchange Commission on June 14, 2004
Registration No. 333-59248

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0201147

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
549 Baltic Way
Sunnyvale, CA 94089
(Address, including zip code, of principal executive offices)

1999 Non-Statutory Stock Option Plan
(Full title of the plan)

Robin N. Dickson
Chief Financial Officer
Harmonic Inc.
549 Baltic Way
Sunnyvale, CA 94089
(408) 542-2500
(Name and address of agent for service, telephone number, including area code, of agent for service)

Copies to:

Jeffrey D. Saper
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

EXPLANATORY STATEMENT
PART II
Item 8. Exhibits.
Signatures
INDEX TO EXHIBITS
EXHIBIT 23.1

EXPLANATORY STATEMENT

This post-effective amendment to the registration statement on Form S-8 (Registration No. 333-59248) hereby reflects the transfer from the Harmonic Inc. (the “Registrant”) 1999 Non-Statutory Stock Option Plan (the “1999 Plan”) to the Registrant’s 1995 Stock Plan (the “1995 Stock Plan”) of up to 2,985,129 shares of the Registrant’s common stock (“Common Stock”) that have been previously registered and were available for issuance pursuant to the 1999 Plan.

The Registrant has previously registered its Common Stock for issuance under the 1999 Plan on (i) the Registrant’s registration statement on Form S-8, dated September 7, 1999 (Registration No. 333-86649), registering 200,000 shares of Common Stock; (ii) the Registrant’s registration statement on Form S-8, dated August 7, 2000 (Registration No. 333-43160), registering 2,000,000 shares of Common Stock; (iii) the Registrant’s registration statement on Form S-8, dated April 19, 2001 (Registration No. 333-59248), registering 2,000,000 shares of Common Stock; and (iv) the Registrant’s registration statement on Form S-8, dated June 5, 2003 (Registration No. 333-105873), registering 1,500,000 shares of Common Stock.

On April 13, 2004, the Board of Directors of the Registrant adopted by unanimous written consent a resolution approving the transfer from the 1999 Plan to the 1995 Stock Plan, of (a) up to 1,185,129 shares of Common Stock that have been registered and which remained available for issuance under the 1999 Plan as of April 7, 2004; and (b) up to 1,800,000 shares of Common Stock subject to outstanding options, to the extent such options expire, that have been registered and remained available for issuance under the 1999 Plan. At the Registrant’s May 27, 2004 Annual Meeting of Stockholders, the Registrant’s stockholders approved, among other things, the transfer of shares of Common Stock from the 1999 Plan to the 1995 Stock Plan as described above.

The Registrant is filing a registration statement on Form S-8, also dated the date hereof, which registers additional shares of Common Stock for the 1995 Stock Plan and the Registrant’s 2002 Employee Stock Purchase Plan, and such registration statement acknowledges the transfer of up to 2,985,129 registered shares of Common Stock from the 1999 Plan to the 1995 Stock Plan.

PART II

Item 8. Exhibits.

Exhibit
Number	Description of Exhibit
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

24.1	Power of Attorney (included on signature page to this post-effective amendment to the registration statement on Form S-8)

Signatures

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Sunnyvale, State of California, on June 14, 2004.

HARMONIC INC.

By:	/s/ Anthony J. Ley

Anthony J. Ley
Chairman, President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony J. Ley and Robin N. Dickson, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this post-effective amendment to the registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Anthony J. Ley (Anthony J. Ley)	Chairman, President & Chief Executive Officer (Principal Executive Officer)	June 14, 2004
/s/ Robin N. Dickson (Robin N. Dickson)	Chief Financial Officer (Principal Financial and Accounting Officer)	June 14, 2004
/s/ Floyd Kvamme (E. Floyd Kvamme)	Director	June 14, 2004
/s/ William Reddersen (William Reddersen)	Director	June 14, 2004
/s/ Lewis Solomon (Lewis Solomon)	Director	June 14, 2004
/s/ Michel L. Vaillaud (Michel L. Vaillaud)	Director	June 14, 2004
/s/ David Van Valkenburg (David Van Valkenburg)	Director	June 14, 2004

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

24.1	Power of Attorney (included on signature page to this post-effective amendment to the registration statement on Form S-8)